Exhibit 10.2

AMENDMENT

TO THE

EMPLOYMENT AGREEMENT BETWEEN

BEASLEY MEZZANINE HOLDINGS, LLC.

AND

MARIE TEDESCO

This Amendment (“Amendment”) to that certain Employment Agreement (“Employment Agreement”) effective January 1, 2017 between Beasley Mezzanine Holdings, LLC (“Employer”) and Marie Tedesco (“Employee”) (the “Employment Agreement”) is effective as of August 1, 2018 (the “Amendment Date”) by and among the Employer and the Employee.

WITNESSETH

WHEREAS, the Employer and the Employee desire to amend certain terms of the Employment Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Employer hereby agree as of the Amendment Date to the following:

1.	The Base Salary and Bonus Paragraphs in Attachment B of the Agreement are deleted in their entirety and replaced with Attachment B, which is attached hereto and incorporated herein to this Amendment.

2.	No Other Amendment. Except as expressly set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3.

Acknowledgement. The Employee acknowledges and agrees that the Employee has carefully read this Amendment in its entirety fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on the Employee and the Employer.

IN WITNESS WHEREOF, the Employee has hereunto set the Employee’s hand and the Employer has caused this Amendment to be executed in its name on its behalf, all as of November 1, 2018.

EMPLOYEE	EMPLOYER

/s/ Marie Tedesco	By:	/s/ Caroline Beasley
Marie Tedesco	Caroline Beasley, CEO

ATTACHMENT B

BASE SALARY: $350,000.00, with a potential increase of up to $400,000.00 on August 1, 2019.

BONUS: Employee shall be eligible to receive an annual bonus of forty percent (40%) of her Base Salary for each calendar year during the Term to be determined by the Compensation Committee of the Board to be based on criteria as set forth in the Performance Incentive Plan dated January 1, 2012, or any successor Performance Incentive Plan approved by the Compensation Committee, such Annual Bonus to be established by the Compensation Committee in its sole discretion. The annual bonus shall be paid in no event later than March 15th of the calendar year following the calendar year in which such bonus is earned.

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